Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S--1 No. 333-233563, Form S-3 No. 333-236887 and Form S-3 No. 333-251994 of Hoth Therapeutics, Inc. of our report dated March 16, 2021, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

New York, New York

March 16, 2021